UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report November 21, 2025

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in charter)

Delaware	001-40991	82-4270040
State of Incorporation	Commission File No.	IRS Employer Identification No.

3000 NW 109th Avenue Miami, Florida	33172
Principal Executive Offices:	(Zip Code)

Registrant’s telephone number: (305) 836-6858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BSFC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 13, 2025, Blue Star Foods Corp. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

Description of the Amendment

As approved by the Board of Directors and the requisite stockholders, the amendment revises Article FOURTH, Section 4(a) to increase the authorized capital stock as follows:

- 500,000,000 shares of Common Stock, par value $0.0001 per share

- 5,000,000 shares of Preferred Stock, par value $0.0001 per share

Total authorized shares following the amendment: 505,000,000.

The Certificate of Amendment became effective upon filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Blue Star Foods Corp., dated November 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Date: November 21, 2025	Blue Star Foods Corp.

By:
John Keeler
Chief Executive Officer